UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2011

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2011, on January 31, 2011, American Apparel, Inc. (the “Company”) entered into a waiver (the “Credit Agreement Waiver”) to its Credit Agreement, dated as of March 13, 2009 (as previously amended or otherwise modified, the “Lion Credit Agreement”), among the Company, in its capacity as borrower, certain subsidiaries of the Company, in their capacity as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and collateral agent (the “Agent”), Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C. (“Lion”), as a lender, and other lenders from time to time party thereto.

The Credit Agreement Waiver waived, for the period from January 31, 2011 to but excluding February 11, 2011, the Company’s obligation to maintain a minimum Consolidated EBITDA (as defined in the Lion Credit Agreement) for the twelve consecutive fiscal month period ending January 31, 2011 (the “Specified Covenant”).

As previously disclosed on a Form 8-K filed with the SEC on February 15, 2011, pursuant to Section II of the Credit Agreement Waiver, on February 10, 2011 and then on February 14, 2011, the Required Lenders (as defined in the Lion Credit Agreement) provided written notice of extension of the Credit Agreement Waiver to the Company, which provided that the Company’s obligation to maintain compliance with the Specified Covenant was extended to and including February 17, 2011.

On February 17, 2011, the Required Lenders provided written notice of extension of the Credit Agreement Waiver to the Company, which provided that the waiver of the Company’s obligation to maintain compliance with the Specified Covenant was extended to 3:00 p.m. New York City time on February 18, 2011.  On February 18, 2011, the Required Lenders provided written notice of extension of the Credit Agreement Waiver to the Company, which provided that the waiver of the Company’s obligation to maintain compliance with the Specified Covenant was extended to 7:00 p.m. New York City time on February 18, 2011.

On February 18, 2011 (the “Amendment Effective Date”), the Company entered into the Fifth Amendment (the “Fifth Amendment”) to the Lion Credit Agreement.  The Fifth Amendment amends the Lion Credit Agreement to, among other things:  (i)  increase the interest rate payable under the Lion Credit Agreement to 18% per annum from the Amendment Effective Date until the Company delivers financial statements to the Agent for the fiscal quarter ended March 30, 2011, and in the event that (x) the ratio of the Company’s Total Debt (as defined in the Lion Credit Agreement) to Consolidated EBITDA as of the last day of any four consecutive fiscal quarters is greater than 4.00 to 1.00, or (y) Consolidated EBITDA for any twelve consecutive fiscal month period is negative, and (ii) adjust the required levels for the Specified Covenant.

Pursuant to the Fifth Amendment, the Company, in connection with any issuance and sale of common or preferred stock of the Company (each an “Equity Sale”) or any debt-for-equity exchange or conversion completed by the Company in respect of the Company’s existing indebtedness (each a “Debt Exchange”), is required to issue and grant a warrant (the “New Warrant”) to Lion to purchase at an initial exercise price of $1.11 (subject to adjustment as described below) that number of shares of the Company’s common stock as are sufficient such that Lion’s percentage beneficial ownership of the Company’s common stock as represented by the New Warrant and the existing warrant held by Lion as of the Amendment Effective Date (the “Existing Warrant”), calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for the Company’s common stock, is at least equal to such percentage as calculated immediately prior to the transaction requiring the issuance of the New Warrant.  Pursuant to the Fifth Amendment, the Company has agreed, promptly after the Amendment Effective Date or, if the Company determines, in consultation with the lenders under the Lion Credit Agreement, that stockholder approval is required therefor, then no later than April 30, 2011, to enter into an amendment to the Existing Warrant to extend the term of the Existing Warrant to 11:59 p.m., New York City time, on February 18, 2018 and to adjust the exercise price to $1.11 per share, subject to the anti-dilution adjustments and such other adjustments therein.

If the per common stock share sales price implied by the proceeds to the Company in an Equity Sale net of any costs, fees or expenses paid to or on behalf of the investors in an Equity Sale, or the per common stock share price implied by a Debt Exchange (in each case, the “Issued Price”) is less than $1.11, then the Company agrees to amend the New Warrant to reduce the exercise price to the lowest Issued Price and, subject to receiving any required stockholder approval, to reduce the exercise price of the Existing Warrant to the lowest Issued Price.

If stockholder approval is required for any of the exercise price adjustments described in the Fifth Amendment, the Company also agrees, as promptly as reasonably practicable after the Amendment Effective Date, but no later than April 30, 2011, to prepare and file a proxy statement and thereafter to mail such proxy statement to its stockholders, and recommend approval of and hold an annual meeting of its stockholders to approve the adjustments to the exercise price in the Existing Warrant as described above.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

In connection with the Fifth Amendment, Dov Charney, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, entered into a Voting Agreement (the “Voting Agreement”) with Lion.  Pursuant to the Voting Agreement, Mr. Charney has agreed, if the shareholder vote referred to below is required pursuant to the Lion Credit Agreement, to vote or execute consents, as applicable, with respect to all of the shares of common stock that he at such time owns, or cause to be voted or a consent to be executed with respect to such shares of common stock he at such time controls, in favor of the shareholder approval pursuant to Section 713 of the NYSE Amex Company Guide of such adjustments to the warrant exercise price.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits.

10.1
Fifth Amendment to Credit Agreement, dated as of February 18, 2011, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.2	Voting Agreement, dated as of February 18, 2011, between Dov Charney, an individual, and Lion/Hollywood L.L.C., in its capacity as a lender under the Lion Credit Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: February 22, 2011	By:	/s/ John J. Luttrell
Name: John J. Luttrell
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement, dated as of February 18, 2011, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.2	Voting Agreement, dated as of February 18, 2011, between Dov Charney, an individual, and Lion/Hollywood L.L.C., in its capacity as a lender under the Lion Credit Agreement.